                                                                   EXHIBIT 10.28

                     PHARMACY DISPENSING SERVICES AGREEMENT

                                 BY AND BETWEEN

                      ------------------------------------,
                               D/B/A/ NEIGHBORCARE

                                       AND

                     --------------------------------------

                     PHARMACY DISPENSING SERVICES AGREEMENT

         This Pharmacy Dispensing Services Agreement ("Agreement") is made and entered into as of the______________________ , by and between _____________________, d/b/a NeighborCare, a ___________corporation
("NEIGHBORCARE"), and _____________________, a __________ corporation doing business as _____________________________________, solely in connection with the facility located at ______________________________________________("Facility").

                                    RECITALS

         WHEREAS, the Facility is engaged in the operation of a nursing facility;

         WHEREAS, NEIGHBORCARE is a licensed pharmacy in the State of _______________ and is in the business of selling and supplying prescription and nonprescription pharmaceutical products ("Pharmacy Products") to residents of nursing, assisted living and other long-term care facilities; and

         WHEREAS, the parties hereto desire to enter into this Agreement with respect to the provision of Pharmacy Products identified on Exhibit A hereto and as set forth herein by NEIGHBORCARE to the Facility and to the residents of the Facility ("Residents");

         NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual promises contained in this Agreement the parties hereto hereby agree as follows:

                                    ARTICLE I
                 REPRESENTATIONS AND WARRANTIES OF NEIGHBORCARE

1.1 Necessary Licenses and Qualifications. NEIGHBORCARE represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals, permits and licenses required pursuant to applicable federal, state and local laws and regulations to provide the Pharmacy Products under this Agreement.

1.2 Authority. NEIGHBORCARE represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF FACILITY

2.1 Necessary Licenses and Qualifications. Facility represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals, permits and licenses required pursuant to applicable federal, state and local laws and regulations to operate the Facility.

2.2 Authority. Facility represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement with respect to the Facility.

2.3 Professional Management Responsibility. Facility hereby represents and warrants that it retains professional management responsibility over all services furnished hereunder, and retains all management and administrative rights and responsibilities normally assumed by the operator of a nursing facility.

                                   ARTICLE III
                              NEIGHBORCARE SERVICES

         NEIGHBORCARE shall provide the Pharmacy Products set forth in this
Article III and as further described in Exhibit A and its Appendices which are attached hereto and made a part hereof, to the Facility in compliance with the standards set forth herein and as may be otherwise required by applicable law.

3.1      Pharmacy Products.

         (a) Upon the prescribing physician's or Facility's, as the case may be, order, NEIGHBORCARE agrees to deliver promptly prescription and non-prescription drugs and supplies within reasonable times to the Facility. If, for any reason, NEIGHBORCARE is unable to deliver requested item(s) within a reasonable time, then NEIGHBORCARE shall promptly notify the Facility of its inability to so deliver. NEIGHBORCARE will, at all times, use its best efforts to secure and deliver all ordered drugs and supplies. In the event that the item ordered is not available, NEIGHBORCARE will use its best efforts to contact the prescribing physician to determine whether an alternate item might be prescribed.

         (b) NEIGHBORCARE will provide the Facility with an appropriate number of stat medication kits and a use policy which shall conform to all applicable rules and regulations. It is further understood and agreed by both parties that use of an item from such kit shall be pursuant only to a drug order by a licensed physician. Facility agrees to promptly report to NEIGHBORCARE the usage of any item from the stat medication kit to facilitate the billing for said items to the appropriate Resident. In the event that Facility fails to report such usage, the cost of replenishing the stat medication kit to the approved list of contents shall be borne by Facility.

3.2 Pharmacy Consulting Services. This Agreement does not include the provision of pharmacy consulting services as required under the conditions of participation in the Medicare and Medicaid programs for nursing facilities. The provision of those services on a consultant or advisory basis shall be provided under and covered exclusively by a separate agreement.

3.3      NEIGHBORCARE General Service Requirements.

         (a) NEIGHBORCARE agrees to provide all Pharmacy Products pursuant to the terms of this Agreement Monday through Friday during normal business hours and shall provide on-call services twenty-four (24) hours per day, seven
                  (7) days per week throughout the calendar year.

         (b) NEIGHBORCARE shall institute purchase order, invoice and product shipment procedures to facilitate efficient and timely ordering and delivery of Pharmacy Products for use in connection with Residents. NEIGHBORCARE shall arrange for the delivery of Pharmacy Products at such time or times as are appropriate to facilitate their use in the treatment of Residents for whom the Pharmacy Products are ordered.

         (c) NEIGHBORCARE shall provide to the Facility all forms NEIGHBORCARE deems necessary for the proper execution of the Pharmacy Supply delivery system. Such forms include, but shall not be limited to, drug order and re-order forms, delivery receipt forms and communication orders.

         (d) As permitted by applicable law, NEIGHBORCARE shall, from time to time, make available to the Facility certain materials and equipment necessary or appropriate for the ordering and provision of the Pharmacy Products provided hereunder. The materials and equipment so provided may include, without limitation and as mutually agreed by the parties hereto, stat medication kits, medication carts and drug delivery systems, telecommunications equipment, reference books, films, slides, manuals and audio-visual equipment and training aids. It is understood and agreed to by Facility that all such items of material and equipment shall at all times remain the property of NEIGHBORCARE and upon demand by NEIGHBORCARE shall be returned to NEIGHBORCARE in their original condition subject to normal wear and tear. Facility shall cause all such items to be used solely in connection with the ordering or provision of Pharmacy Products hereunder.

                                   ARTICLE IV
                  FACILITY OBLIGATIONS WITH RESPECT TO SERVICES

         In connection with the ordering and receipt of the Pharmacy Products set forth in Article III, Facility agrees that:

4.1 Resident Status. The Facility will notify NEIGHBORCARE as to the status of each Resident regarding source of reimbursement for Pharmacy Products and shall promptly notify NEIGHBORCARE as to changes of reimbursement. Notification shall include the provision to NEIGHBORCARE of copies of Medicare, Medicaid and insurance coverage cards.

4.2 Physician Orders. The Facility shall promptly notify NEIGHBORCARE regarding the physician order for Pharmacy Products, including any physician change orders.

4.3 Use of Material and Equipment Provided by NEIGHBORCARE. Facility shall be liable for, and shall indemnify and defend NEIGHBORCARE from and against, any and all damages, costs, liabilities, expenses and losses, including, without limitation, the cost of repairs or replacement, whatsoever sustained or incurred as a result of casualty to or loss of, or the misuse or otherwise improper use of, any and all material and equipment provided by NEIGHBORCARE for the use of Facility in connection with the provision of Pharmacy Products pursuant to the terms hereof.

                                    ARTICLE V
                               BILLING AND PAYMENT

5.1      Billing and Payment for Pharmacy Products.

         (a) The payment rates applicable to the Pharmacy Products provided hereunder shall be as set forth in Exhibit A and its Appendices attached hereto and made a part hereof.

         (b) Except as provided to the contrary in Section 5.1(c) below, NEIGHBORCARE shall bill Residents and third party payors with respect to Residents, as appropriate, for all Pharmacy Products provided by NEIGHBORCARE to Residents under this Agreement. Other than as expressly provided for herein to the contrary, Facility shall have no obligation to pay NEIGHBORCARE or liability to NEIGHBORCARE in connection therewith with respect to any and all amounts that may be billed by NEIGHBORCARE directly to third party payors or Residents pursuant to applicable law.

         (c) NEIGHBORCARE shall bill Facility, and Facility shall be liable for payment, with respect to all Pharmacy Products provided to
                  Residents:

                  (1) for whom coverage is provided under Medicare Part A at the time the Pharmacy Products are provided hereunder;

                  (2) for whom coverage is provided under Medicare Part B consolidated billing requirements in effect at the time the Pharmacy Products are provided hereunder;

                  (3) for whom coverage is provided under Medicaid payment to Facility covering the Pharmacy Products provided hereunder, or where applicable federal or state law precludes direct billing by NEIGHBORCARE of the Medicaid agency or the Resident;

                  (4) for whom payment is made by a third party payor to Facility pursuant to the terms of a contract governing payment for the Pharmacy Products provided hereunder.

5.2 Monthly Billing and Payment. NEIGHBORCARE shall bill Facility on a monthly basis by the fifth (5th) working day of each month for Facility charges incurred during the past month. Facility shall pay NEIGHBORCARE within thirty (30) days of receipt of an invoice from NEIGHBORCARE. All amounts past due by more than thirty (30) days shall bear interest at the rate of one and one-half percent (1.5%) per month, or the maximum monthly rate of interest permitted by applicable law, whichever is less.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.1 Term. The initial term of this Agreement shall commence on the Effective Date (as defined in the Settlement Agreement re Pharmacy Supply Contracts dated August ___, 2001) and will continue in full force and effect for eighteen months. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, and during any such renewal term either party shall have the right to terminate this Agreement without cause by providing to the other party not less than sixty (60) days prior written notice of termination.

6.2      Termination.

         (a) This Agreement shall automatically terminate with respect to the Facility upon the revocation or cancellation of the Facility's license or certification.

         (b) Upon the suspension of the Facility's license or certification, NEIGHBORCARE shall have the right to terminate this Agreement immediately upon written notice to Facility.

         (c) If either party should materially fail to fulfill its obligations or conditions set forth herein and such default shall not be cured within thirty (30) days after written notice from the other party specifying the nature of default, the aggrieved party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party, and this Agreement shall terminate on the thirtieth (30th) day after such notice is given. Either party shall have the right to cure any such default up to, but not after, the giving of such notice of termination.

         (d)      This Agreement may be terminated pursuant to the terms of
                  Section 8.10(b).

                                   ARTICLE VII
                                     RECORDS

7.1 Patient Records. NEIGHBORCARE shall maintain accurate patient records, adequate to meet the needs of various sources of payment for patient services (payors) from which the Facility may submit bills and expect payments. Records shall be maintained of the Pharmacy Products supplied to each Resident, in accordance with the directions for the Resident's attending physician and the Facility. Notwithstanding the foregoing, the production of medical records shall remain the responsibility of the Facility.

7.2 Government Access to Records. NEIGHBORCARE and its subcontractors shall make available, upon written request from the Secretary of the U.S. Department of Health and Human Services, or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, this Agreement, and the books, documents and records of NEIGHBORCARE that are necessary to verify the extent of costs incurred by Facility with respect to providing services under this Agreement for four (4) years thereafter the provision of such services.

7.3      NEIGHBORCARE Access to Records.

         (a) The Facility shall give NEIGHBORCARE reasonable access to all resident records, facilities and supplies necessary for the performance of its duties herein.

         (b) In the event of any dispute arising from any claim or bill submitted by NEIGHBORCARE, Facility shall give NEIGHBORCARE access to all reasonable and necessary documents and records to investigate the accuracy of the claim. Such access shall be during normal business hours following reasonable advance notice from NEIGHBORCARE.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 Exclusivity. NEIGHBORCARE shall be the sole and exclusive provider of Pharmacy Products to Facility and its Resident[s] during the term of this Agreement, unless otherwise required by law. Notwithstanding the foregoing, Facility agrees to cause any other providers of similar Pharmacy Products to utilize any systems and to comply with any policies and procedures relating to the provision of Pharmacy Products in order to insure the efficient administration of such systems, policies and procedures.

8.2 Independent Contractors. In the performance by each party hereto of their respective obligations hereunder, the parties shall at all times hereunder be deemed to be independent contractors, and not the agent of the other. Except to the extent expressly provided for herein to the contrary, neither party shall have the right or power to bind the other.

8.3      Insurance.

         (a) NEIGHBORCARE shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, NEIGHBORCARE shall provide to Facility a certificate of insurance indicating that such coverage is in effect and providing that Facility will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might adversely affect or actually materially adversely affects Facility shall be a breach of this Agreement.

         (b) Facility shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, Facility shall provide to NEIGHBORCARE a certificate of insurance indicating that such coverage is in effect and providing that NEIGHBORCARE will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might adversely affect or actually materially adversely affects NEIGHBORCARE shall be a breach of this Agreement.

8.4      Indemnification.

         (a) Facility shall defend, indemnify, protect and hold harmless NEIGHBORCARE and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by Facility in its performance under this Agreement.

         (b) NEIGHBORCARE shall defend, indemnify, protect and hold harmless Facility and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by NEIGHBORCARE or its affiliates in its performance under this Agreement.

         (c) Section 8.4 will survive termination of this Agreement and completion of the parties' duties under this Agreement.

8.5 Governing Law. Disputes arising under this Agreement shall be governed according to the internal laws of the state of the location of the Facility, without regard to the conflicts of laws provisions thereof.

8.6 Compliance with Applicable Law. In all aspects relative to the performance of their respective obligations under this Agreement, both parties shall conduct their respective businesses in accordance with applicable law.

8.7 Successors and Assigns. This Agreement shall be binding upon either party's purchasers, transferees, successors and assigns, whether by operation of law or otherwise, including but not limited to the sale of the stock, assets or any other ownership interest of a party hereto to another, or the merger or consolidation of a party hereto into another, or any transaction by which a party to this Agreement transfers its business to another as to which the duties and obligations provided for under this Agreement by either or both parties hereto arise.

8.8 Waiver of Breach. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach of either the same or any other provision of this Agreement.

8.9 Notices. Any notice or other communication made or contemplated to be made under this Agreement shall be in writing and shall be deemed to have been received by the party to whom it is addressed on the date of delivery, if delivered by hand, or three (3) business days after it is deposited in the United States Mail, postage prepaid, return receipt requested, or the next business day after it is transmitted by Federal Express or similar overnight delivery services, addressed, in the case of NEIGHBORCARE to:

                                    NeighborCare
                                    7 East Lee Street
                                    Baltimore, MD 21202
                                    Attn: President

                                    with a copy to:

                                    NeighborCare
                                    101 East State Street
                                    Kennett Square, PA 19348
                                    Attn: Law Department

                                    and in the case of Facility to:

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------
                                    Attn: Administrator

         Either party may change its address for notices given hereunder by giving fifteen (15) days prior written notice in accordance with this
         Section 8.9.

8.10     Entire Agreement; Amendments.

         (a) This Agreement, together with all Exhibits hereto, which are incorporated herein and made a part hereof by this reference, constitutes the entire Agreement between the parties hereto and supersedes and cancels any other prior agreements or understandings whether written, oral or implied. This Agreement may not be amended except by an instrument in writing signed by both the parties hereto.

         (b) In the event of any material change in statutes, regulations, or enforceable governmental policies applicable to either party's obligations arising under this Agreement, or in the event of the severance of any provision hereof pursuant to
                  Section 8.11, and either party is materially and adversely affected thereby so as to materially diminish the benefits of this Agreement reasonably intended by such affected party, such affected party may provide notice of such material adverse effect to the other, and request that this Agreement be amended to resolve such material adverse effect. The parties shall then be obligated to engage in good faith negotiations in an attempt to agree upon an acceptable amendment to this Agreement for the purpose of resolving the material adverse effect. If the parties fail to agree to amend this Agreement within thirty (30) days after receipt of notice of material adverse effect, the affected party may terminate this Agreement at any time thereafter, upon notice given to the other party.

8.11 Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

8.12 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction of this Agreement.

8.13 Nondiscrimination. NEIGHBORCARE shall provide all Pharmacy Products and otherwise perform all of its duties and responsibilities hereunder without unlawful discrimination on the basis of race, color, religion, national origin, sex ancestry, disability or any other basis protected by law.

                            [SIGNATURE PAGE FOLLOWS]
                                      * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute this Agreement, effective as of the date first written above.


NEIGHBORCARE:

By:
   -------------------------------
Its:  Sr. Vice President

Date:             , 2001


FACILITY:

----------------------------------

By:
   -------------------------------

Its:  Vice President

Date:            , 2001

                                    Exhibit A

                       PAYMENT RATES FOR PHARMACY PRODUCTS

Pricing/Basic Rates

- NEIGHBORCARE will charge Facility the prevailing Medicaid rate in the respective state.

Scope:

- Basic rate will be effective for ALL prescription medications for which NEIGHBORCARE looks to the Facility for payment. This includes but may not necessarily be limited to private patients, HMO or managed care patients, PBM patients, and Medicare Part A patients.

- All payor sources except Medicaid or any other party which NEIGHBORCARE will bill direct.

Medicaid Rates by State (from National Pharmaceutical Council)

         California                      AWP -5% + 3.85
         Colorado                        AWP -10% + 4.08
         Illinois*                       AWP -11% + 4.00
         Michigan                        AWP -15.0% +3.72
         South Carolina                  AWP -10% + 4.05
         Wisconsin                       AWP -10% + 4.88

        *Note: Average of various formula charges. See Appendix "A."

                             OVER THE COUNTER (OTC)
                         (NON-PRESCRIPTION MEDICATIONS)

Pricing/Basic Rates

- NEIGHBORCARE is not the preferred provider for Facility for non-prescription, OTC, floor stock medications.

- NEIGHBORCARE will charge AWP x 1.3 for all OTC items ordered by Facility for nonprescription needs.

- NEIGHBORCARE will fill all OTC, floor stock orders at the above pricing.

- Any OTC packaged patient specific should be priced the same as other prescription orders (i.e. Medicaid formula).

                                  APPENDIX "A"
                          STATE MEDICAID CHARGE DETAIL
                                    ILLINOIS


ILLINOIS:

VARIABLE FEE SCHEDULE

If AWP is $0 to $3.58 then variable fee is $3.58.
If AWP is $3.59 to $14.99 then variable fee is equal to AWP.
If AWP is $15.00 or more then variable fee is $15.00.

                               Exhibit A continued

                                  I.V. THERAPY
                   (INTRAVENOUS THERAPY PRODUCTS AND SERVICES)

Pricing/Basic Charge (Products and Pumps)

- Medications and solutions -- AWP x 0.9 + $30 per diem for each therapy plus $5 for each additional dose
-        Ancillary supplies will be included as detailed in Appendix "A";
         additional supplies will be invoiced at acquisition cost x 1.25.
-        I.V. electronic pumps:
-        Stationary        $5.00/day
-        Ambulatory        $7.00/day
-        Elastomeric       $8.00/dose

Pricing/Basic Charge (Support Services)

- NEIGHBORCARE will provide support and I.V. education services as requested and will charge according to the fee schedule in Appendix "B".

Total Parenteral Nutrition (TPN) Pricing

-        Pricing does include charges for pump rental.

- Pricing does not include Vascular Access for product delivery. The charges for those services will be consistent with the contracted price for the Customer.

- There are two price tiers based on grams of protein for the final solution:

         Tier I:  Standard TPN solution without lipids for 1,000 cc.$110/day
                  10-120 grams of protein, electrolytes, TE, MTV:   (with Lipids
                                                                    $120/day)

         Tier II: For TPN solutions in excess of 120 grams of       $140/day
                  protein the pricing formula is:                   (with Lipids
                                                                    $150/day)

IV Hydration Pricing

- Standard Hydration Solution 1.0 liter per day = $15 ($8 each additional liter)

-        Additives for any therapy will be billed at AWP x 0.9 of the drug.

Base IV Solution Pricing

-        Base solutions billed at AWP x 0.9

                                  APPENDIX "A"
                         IV Supplies included by Therapy

STANDARD IV ANCILLARY SUPPLY UTILIZATION

HYDRATION - CONTINUOUS INFUSION (PERIPHERAL)

       Item Description                                               # Units  /  per  # days
       ----------------                                               -----------------------
          IV Tubing                                                   1        2-3 days
          IV Pump                                                     1  per therapy duration
          IV Start Kit                                                1        2 days
          IV Catheter                                                 2        2 days
          IV Securement device                                        1        2 days
          IV Flush supplies (Pre-filled, vials as extra)              1        2 days
          IV Needleless system supplies                                        PRN

HYDRATION - CONTINUOUS INFUSION (CENTRAL)

      Item Description                                                # Units  /  per  # days
      -----------------                                               -----------------------
          IV Tubing                                                   1        2-3 days
          IV Pump                                                     1  per therapy duration
          Central Line Drsg change kit                                1        7
          IV Securement Device                                        1        7
          IV Flush supplies (Pre-filled, vials as extra)              1        7 or prn
          IV Needleless system supplies                                        PRN

TOTAL PARENTERAL NUTRITION - CONTINUOUS

      Item Description                                                # Units  /  per  # days
      -----------------                                               -----------------------
          IV Tubing with appropriate filter                           1        1
                (.22 vs. 1.2 micron)
          IV Pump                                                     1  per tx. Duration
          Central Line Dressing Change Kit                            1        7
          IV securement device                                        1        7
          0.9 NaCl multi-dose vial or SASH Kit                        1   at start of tx.
          If adding multi-dose vitamin
             -10 cc syringe                                           1        1
             -20 gauze 1 1/2 needle                                   1        1
          IV Needleless system supplies                                        PRN

          ~  more flush supplies if cyclic infusion
          ~  Lipids only Infusion
                  1   IV Tubing
                  1   IV Pump
                  Needleless system supplies

                             APPENDIX "A" CONTINUED
                         IV Supplies included by Therapy

PROCALAMINE - CONTINUOUS INFUSION

      Item Description                                                # Units  /  per  # days
      -----------------                                               -----------------------
          IV Tubing                                                   1        2-3 days
          IV Pump                                                     1  per tx. Duration
          IV Dressing change kit                                      1        7
          IV Securement device                                        1        7
          0.9 NaCl multi-dose vial 30ml or SASH Kit                   1  start of therapy, prn
          IV Needleless system supplies                                        PRN

PROCALAMINE / LIPIDS - CONTINUOUS INFUSION

      Item Description                                                # Units  /  per  # days
      -----------------                                               -----------------------
          IV Tubing with 1.2 micron filter                            1       1
          IV Pump                                                     1  per tx. Duration
          IV Dressing change kit                                      1        7
          IV Securement device                                        1        7
          0.9 NaCl multi-dose vial 30ml or SASH Kit                   1  at start of tx, prn
          IV Needleless system supplies                                        PRN

ANTIBIOTIC/INTERMITTENT (PERIPHERAL)

      Item Description                                                # Units  /  per  # days
      -----------------                                               -----------------------
          IV Tubing*                                                  1        1
          IV Pump                                                     1  per tx. Duration
          IV Start Kit                                                1         2
          IV Catheter                                                 2         2
          IV Securement Device                                        1         2
          IV Needleless System Supplies                               PRN
          IV Flush Supplies**
             A.  Pre-Filled Syringes                                  1 Pkg. 8-12 hours
             B.  Multi-Dose Vials
                 30ml 0.9NS                                           1        3
                 30ml Heparin Flush                                   1        3


 *   Use separate tubing for each antibiotic therapy
**   Send additional specific flush supplies based on dose schedule of antibiotics. Flush medications will be dispensed primarily in pre-filled syringes, vials will be dispensed as extra backup supply or when more appropriate.

                                  APPENDIX "B"
                  CLINICAL EDUCATION AND PROFESSIONAL SERVICES
-------------------------------------------------------------------------------
CLINICAL EDUCATION:

                 Course Listing                                          Contact Hours        Charge per Nurse     Comments
                 --------------                                          -------------        ----------------     --------
Peripheral IV Course                                                          19.4               $ 135.00
Total Parenteral Nutrition                                                     2.6                $ 50.00
Care & Maintenance of Central Lines                                            5.0                $ 50.00
Pain Management                                                                4.8                $ 50.00
Infusion Review Class                                                          6.3               $ 100.00
Chemotherapy: Nursing Considerations                                           0                  $ 50.00
Administration of Blood Products                                               0                  $ 25.00
Midline Insertion                                                              0                 $ 250.00
Peripheral Phlebotomy                                                          0                  $ 50.00

PROFESSIONAL SERVICES:
Peripheral Insertion or Attempt                                          $  90.00
Midline/PICC Assessment                                                  $ 100.00
Midline Insertion or Attempt                                             $ 150.00
PICC Insertion or Attempt                                                $ 250.00
Remove PICC/Non-Tunneled Catheter                                        $ 150.00
Access or De-Access Implanted Port                                       $ 150.00
Declot Central Catheters                                                 $ 150.00
Repair Central Catheters                                                 $ 150.00

Blood transfusions will be billed at $ 80 hour for nursing services. If NeighborCare must procure the blood and lab services, NeighborCare will bill at its invoiced cost plus a 5% administrative fee.

              REQUIRED STANDARDS OF SERVICE FOR PHARMACY DISPENSING

Pharmacy Dispensing Model

- Within states permitting pharmacy prescription returns, a 28 or 30-day dispensing system supply of medications will be provided.

- Within states NOT permitting pharmacy prescription returns, a 14-day dispensing system supply of medications will be provided for all Facility paid residents (i.e. Medicare Part A and Managed Care patients). All other patients may be provided with a 28 or 30-day supply of medications.

Returns/Restocking Fee

-        There is a $5.00 restocking fee per prescription.

After Hours Service

- After hours non-emergency requests for the following will be provided at a fee of $50 per request. Requests for special delivery, regardless of whether they are subject to this $50 fee, will be met within four
         (4) hours of request receipt:

         -        Routine medication refill (due to Facility error)
         -        Replace lost medication cart keys
         -        Non-emergency requests for equipment
         -        Floor stock/OTC orders
         -        Healthcare supply orders
         -        Emergency kit exchanges
         - Providing prescription service to a Resident who has not selected NEIGHBORCARE as his or her primary pharmacy supplier

Billing

- NEIGHBORCARE will bill the Facility as described in Section 5.1(c) and the "Scope" section of this Exhibit "A" for Medicare A patients only. At the Facility's discretion, private pay and/or selected third party patients may be billed to the Facility at the same rate as a Medicare A patient.

Delivery

- The standard delivery model is a once a day delivery, seven days per week. Facilities specified below will receive twice a day delivery due to higher acuity patient needs. New orders will be delivered within 4 hours and may require special delivery outside of the standard delivery run.

                    FACILITIES REQUIRING TWICE A DAY DELIVERY

                                                                                 DELIVERY FREQUENCY
FACILITY NAME                                                                        (PER DAY)
-------------                                                                    ------------------
WEST REGION
Driftwood Healthcare Center - Torrance                                                   2
El Rancho Vista Healthcare Center                                                        2
Flagship Healthcare Center                                                               2
Florin Healthcare Center                                                                 2
Inglewood Healthcare Center                                                              2
Palm Springs Healthcare Center                                                           2
Santa Monica Healthcare Center                                                           2
Skyline Healthcare Center - Los Angeles                                                  2
Tarzana Health and Rehabilitation Center                                                 2
Verdugo Vista Healthcare Center                                                          2
Autumn Hills Healthcare Center                                                           2
Mission Carmichael Healthcare Center                                                     2

MID-AMERICA
Clinton-Aire Healthcare Center                                                           2
Heritage Manor Nursing Center                                                            2
Nightingale Healthcare Center                                                            2
Southpointe Health Care Center                                                           2

ATLANTIC COAST
Hallmark Healthcare Center                                                               2
Jolley Acres Health Care Center                                                          2
Lake City Scranton Healthcare Center                                                     2
Oakbrook Health and Rehabilitation Center                                                2
Prince George Health Care Center                                                         2
Springdale Healthcare Center                                                             2
St. George Health Care Center                                                            2